Exhibit 99.1
Press Release
Release date: November 9, 2026

Uniti Group Inc. Reports Third Quarter 2026 Results

Two Straight Quarters of Record Waves Bookings
Raising Full Year Revenue Guidance
•Net Loss of $244.5 Million for the Third Quarter
•Consolidated Revenue and Adjusted EBITDA of $848.1 Million and $289.3 Million, Respectively, for the Third Quarter

LITTLE ROCK, Ark., November 9, 2026 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the third quarter 2026.

Key highlights during the quarter on a pro forma basis included:

•Consolidated Fiber Revenue Grew 6% Year-over-Year in the Third Quarter
•Fiber Infrastructure New Bookings Monthly Recurring Revenue of ~$1.9 Million; Second Highest Level on Record
•Kinetic Consumer Fiber Revenue Grew 22% Year-over-Year in the Third Quarter
•Kinetic Consumer Fiber Net Adds of ~46,000; Most Ever in a Quarter
•Kinetic Consumer Fiber Premises Constructed of 162,000; Highest Level on Record

“We once again had a record-breaking quarter at Uniti on several fronts, highlighted by our highest level of Kinetic consumer fiber premises constructed in a single quarter of 162,000 households. We also saw the most Kinetic consumer fiber net adds ever on record, resulting in 50% of Kinetic’s total footprint now passed with fiber. This is a significant milestone and reinforces the significant progress we are making on our fiber-to-the-home build while remaining on track to pass 3.5 million homes with fiber by the end of 2029. At Fiber Infrastructure, we recorded $1.9 million of new bookings MRR, our second highest level on record and a 20% increase from the same period in the prior year. These robust bookings continue to be fueled by the unprecedented demand we are seeing from Hyperscalers, Superscalers, and increasingly traditional large enterprises for both dark and lit wave solutions. We remain well positioned as a premier insurgent fiber provider to capture substantial share of this generational growth,” commented Kenny Gunderman, President and Chief Executive Officer of Uniti.
QUARTERLY RESULTS
Consolidated revenues for the third quarter of 2026 were $848.1 million. Consolidated net loss and Adjusted EBITDA were $244.5 million and $289.3 million, respectively, for the same period.

Kinetic contributed $515.3 million of revenues and $190.2 million of contribution margin for the third quarter of 2026, achieving margins of approximately 37%. Kinetic’s capital expenditures during the quarter were $371.2 million.

Fiber Infrastructure contributed $201.5 million of revenues and $98.4 million of contribution margin for the third quarter of 2026, achieving margins of approximately 49%. Fiber Infrastructure’s capital expenditures during the quarter were $80.4 million and upfront payments received from customers were $50.4 million.

Uniti Solutions contributed $175.9 million of revenues and $85.9 million of contribution margin for the third quarter of 2026, achieving margins of approximately 49%. Uniti Solutions’ capital expenditures during the quarter were $7.2 million.

FULL YEAR CONSOLIDATED 2026 OUTLOOK

The Company is updating its 2026 outlook primarily for business unit level revisions, recent financing transactions, and transaction related and other costs incurred to date. This outlook excludes any impact from other future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.

The Company’s consolidated outlook for 2026 is as follows (in millions):

	Full Year 2026
Revenue	$3,665	to	$3,695
Net loss	(620)	to	(590)
Adjusted EBITDA (1)	1,460	to	1,490
Interest expense, net	800	to	800
__________________________

(1) See “Non-GAAP Financial Measures” below.

CONFERENCE CALL
Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time). The conference call will be webcast live on Uniti’s Investor Relations website at investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here. A replay of the call will also be made available on the Investor Relations website.
ABOUT UNITI

Uniti (Nasdaq: UNIT) is a premier insurgent fiber provider dedicated to enabling mission-critical connectivity across the United States. We build, operate, and deliver fast and reliable communications services, empowering more than a million consumers and businesses in the digital economy. Our broad portfolio of services is offered through a suite of brands: Uniti Wholesale, Kinetic, Uniti Fiber, and Uniti Solutions. Visit us online at www.uniti.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and management’s current expectations with respect to the future, involve certain risks and uncertainties, and are not guarantees. These forward-looking statements include, but are not limited to, statements regarding Uniti’s fiber build strategy, businesses growth potential, capital allocation and financing plans, and 2026 outlook. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “predicts” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Uniti may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements. Future results may differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Uniti makes. These forward-looking statements involve risks and uncertainties, known and unknown, that could cause events and results to differ materially from those in the forward-looking statements, including, without limitation: competition and overbuilding in consumer service areas and general competition in business markets; risks related to the Company’s indebtedness, which could reduce funds available for business purposes and operational flexibility; rapid changes in technology, which could affect its ability to compete; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; risks related to various forms of regulation from the Federal Communications Commission, state regulatory commissions and other government entities; effects of unfavorable legal proceedings, government investigations, and complex and changing laws; risks inherent in the communications industry and associated with general economic conditions; and additional risks set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the U.S. Securities and Exchange Commission. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. Uniti does not assume any obligation to update any forward-looking statements.
NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.
Consolidated Balance Sheets
(In millions, except par value)

	September 30, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$861.5	$53.5
Restricted cash	159.6	80.6
Accounts receivable, net	373.8	359.0
Inventories	42.4	44.0
Prepaid expenses	154.6	137.6
Assets held for sale	17.2	—
Other current assets	151.2	156.3
Total current assets	1,760.3	831.0
Goodwill	1,158.5	1,158.3
Intangible assets, net	1,051.0	1,293.3
Property, plant and equipment, net	8,891.0	8,141.9
Operating lease right-of-use assets, net	444.8	516.6
Other assets	169.8	95.6
Total assets	$13,475.4	$12,036.7
Liabilities and shareholders' equity
Current liabilities:
Current portion of notes and other debt	$2.0	$10.0
Accounts payable	238.8	171.5
Deferred revenue	258.5	239.8
Current portion of operating lease obligations	111.9	122.6
Accrued taxes	68.4	51.8
Accrued interest	176.4	138.8
Other current liabilities	470.3	389.4
Total current liabilities	1,326.3	1,123.9
Notes and other debt, net	11,273.0	9,529.4
Noncurrent operating lease obligations	312.3	360.5
Noncurrent deferred revenue	397.9	368.7
Deferred income taxes, net	19.0	17.7
Other liabilities	226.4	256.1
Total liabilities	13,554.9	11,656.3
Commitments and contingencies
Shareholders' (deficit) equity:
Preferred stock, $0.0001 par value, 0.6 million shares issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value, 5,550.0 million shares authorized, 235.7 million and 234.0 million issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	2,821.0	2,790.1
Accumulated other comprehensive income (loss)	25.1	(1.9)
Accumulated deficit	(2,925.6)	(2,407.9)
Total Uniti shareholders' (deficit) equity	(79.5)	380.3
Noncontrolling interests	—	0.1
Total shareholders' (deficit) equity	(79.5)	380.4
Total liabilities and shareholders' (deficit) equity	$13,475.4	$12,036.7

Uniti Group Inc.
Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues and sales:
Service revenues	$809.6	$695.3	$2,551.5	$1,282.0
Sales revenues	38.5	27.3	193.8	35.3
Total revenues and sales	848.1	722.6	2,745.3	1,317.3
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	350.9	261.4	1,051.1	323.7
Cost of sales (exclusive of depreciation and amortization included below)	40.0	22.6	111.4	27.4
Selling, general and administrative	188.2	121.2	535.3	177.4
Depreciation and amortization	292.8	202.3	888.5	361.7
Transaction related and other costs	19.7	157.7	59.4	179.0
Total costs and expenses	891.6	765.2	2,645.7	1,069.2
Operating (loss) income	(43.5)	(42.6)	99.6	248.1
Other income (expense), net	11.2	(0.2)	25.5	(1.3)
Net loss on extinguishment of debt	(2.7)	—	(1.5)	(40.5)
Gain on settlement of preexisting relationships	—	1,685.4	—	1,685.4
Interest expense, net	(205.5)	(168.2)	(589.4)	(426.5)
(Loss) income before income taxes	(240.5)	1,474.4	(465.8)	1,465.2
Income tax (expense) benefit	(4.0)	134.5	(4.9)	145.2
Net (loss) income	(244.5)	1,608.9	(470.7)	1,610.4
Participating securities’ share in earnings	—	(35.4)	—	(41.3)
Dividends declared on preferred stock	(15.8)	(9.9)	(47.0)	(9.9)
Net (loss) income attributable to common shareholders	$(260.3)	$1,563.6	$(517.7)	$1,559.2
Net (loss) income attributable to common shareholders - Basic	$(260.3)	$1,563.6	$(517.7)	$1,559.2
Dividends declared on preferred stock	—	9.9	—	9.9
Impact of if-converted dilutive securities	—	6.2	—	18.2
Net (loss) income attributable to common shareholders - Diluted	$(260.3)	$1,579.7	$(517.7)	$1,587.3
(Loss) earnings per common share:
Basic	($1.03)	$7.26	($2.05)	$9.29
Diluted	($1.03)	$4.92	($2.05)	$7.21

Weighted-average number of common shares outstanding:
Basic	253.2	215.2	252.8	167.8
Diluted	253.2	320.9	252.8	220.0

Uniti Group Inc.
Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(470.7)	$1,610.4
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	888.5	361.7
Amortization of deferred financing costs, debt discount and premium	8.9	13.9
Net loss on extinguishment of debt	1.5	40.5
Deferred income taxes	1.3	(152.3)
Straight-line revenues and amortization of below-market lease intangibles	(3.4)	(14.0)
Stock-based compensation	22.9	17.4
Gain on settlement of preexisting relationships	—	(1,685.4)
Provision for estimated credit losses	37.0	6.3
Other, net	31.1	14.1
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(52.4)	16.2
Inventories	(7.4)	(10.0)
Prepaid expenses	(17.0)	23.0
Other current assets	3.9	(3.3)
Other assets	(63.2)	(5.0)
Accounts payable	39.4	28.7
Accrued interest	37.9	(43.1)
Accrued taxes	16.6	16.6
Deferred revenue	18.7	31.4
Other current liabilities	(54.1)	1.5
Other liabilities	(18.4)	(3.3)
Noncurrent deferred revenue	30.6	(44.1)
Operating lease assets and lease obligations	2.9	5.7
Other, net	12.5	2.9
Net cash provided from operating activities	467.1	229.8
Cash flows from investing activities:
Capital expenditures	(1,273.9)	(461.2)
Merger cash consideration paid, net of cash acquired	—	(229.5)
Capital expenditures funded by government grants	(36.1)	(8.3)
Grant funds received for broadband expansion	47.0	2.1
Proceeds from sale of IPv4 addresses and other assets	3.6	6.7
Net cash used in investing activities	(1,259.4)	(690.2)
Cash flows from financing activities:
Proceeds from issuance of debt	3,213.3	1,728.0
Repayments of debt	(1,430.0)	(1,063.0)
Payments of settlement obligation	—	(73.5)
Payments for financing costs	(57.8)	(77.4)
Payments of preferred stock dividends	(33.4)	—
Other, net	(12.8)	(5.6)
Net cash provided from financing activities	1,679.3	508.5
Net increase in cash, restricted cash and cash equivalents	887.0	48.1
Cash, restricted cash and cash equivalents at beginning of period	134.1	183.8
Cash, restricted cash and cash equivalents at end of period	$1,021.1	$231.9
Non-cash investing and financing activities:
Interest paid, net of interest capitalized	$540.9	$455.8
Income taxes paid, net of refunded	7.5	2.1
Right-of-use assets obtained in exchange for operating lease obligations	30.5	40.2
Change in accounts payable and other current liabilities for purchases of property and equipment	(159.8)	17.7
Tenant capital improvements	—	298.8

Uniti Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income	$(244.5)	$1,608.9	$(470.7)	$1,610.4
Depreciation and amortization	292.8	202.3	888.5	361.7
Interest expense, net	205.5	168.2	589.4	426.5
Net loss on extinguishment of debt	2.7	—	1.5	40.5
Income tax expense (benefit)	4.0	(134.5)	4.9	(145.2)
EBITDA	$260.5	$1,844.9	$1,013.6	$2,293.9
Stock-based compensation	7.8	10.1	22.9	17.4
Transaction related and other costs	19.7	157.7	59.4	179.0
Gain on settlement of preexisting relationships	—	(1,685.4)	—	(1,685.4)
Other, net:	—	—	—	—
Other (income) expense, net	(11.2)	0.2	(25.5)	1.3
Amortization of non-cash rights-of-use assets	0.1	0.3	0.3	2.0
Loss on asset retirements and dispositions	12.4	—	17.3	—
Total other, net	1.3	0.5	(7.9)	3.3
Adjusted EBITDA	$289.3	$327.8	$1,088.0	$808.2
Contribution margin:
Kinetic	$190.2	$161.0	$654.1	$161.0
Fiber Infrastructure	98.4	156.7	412.9	668.8
Uniti Solutions	85.9	68.0	273.5	68.0
Total Contribution Margin	$374.5	$385.7	$1,340.5	$897.8

Uniti Group Inc.
Projected Future Results (1)
(In millions)

Year Ended December 31, 2026
Net loss (2)	($620) to ($590)
Interest expense, net	800
Depreciation and amortization	1,185
Income tax expense	5
EBITDA (2)	1,370 to 1,400
Stock-based compensation	30
Transaction related and other costs (3)	60
Adjusted EBITDA (2)	$1,460 to $1,490

(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add due to rounding.
(3)Future transaction related costs not mentioned herein are not included in our current outlook.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA and Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Adjusted EBITDA are important non-GAAP supplemental measures of our operating performance.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes, depreciation and amortization, and costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and the write off of unamortized deferred financing costs. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of incremental acquisition, pursuit, transaction and integration costs (including unsuccessful acquisition pursuit costs), and costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), goodwill impairment charges, gains or losses on retirements and dispositions of assets, gain on settlement of preexisting relationships in connection with our merger with Windstream, severance costs, amortization of non-cash rights-of-use assets, costs associated with the termination of related hedging activities, changes in the fair value of financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Further, our computations of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies.

INVESTOR CONTACTS:
Paul Bullington
Senior Executive Vice President, Chief Financial Officer & Treasurer
251-662-1512
paul.bullington@uniti.com
Bill DiTullio
Senior Vice President, Investor Relations & Treasury
501-850-0872
bill.ditullio@uniti.com

MEDIA CONTACTS:

Scott L. Morris
Associate Director, Media & External Communications
501-580-4759
scott.l.morris@uniti.com

Brandi Stafford
Vice President, Corporate Communications
501-351-0067

brandi.stafford@uniti.com